UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2019

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	98-1386359
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Church Street, Hamilton	HM 11
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 295-5950 or (303) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On June 28, 2019, Liberty Latin America Ltd. (the “Company”) completed its previously announced offering (the “Offering”) of $402.5 million aggregate principal amount of its 2.00% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold to certain financial institutions (the “Initial Purchasers”), pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company received approximately $397.5 million of net proceeds from the Offering after deducting fees and estimated offering expenses. The Company used approximately $45.7 million of the net proceeds from the Offering to fund the cost of the Capped Call Transactions (as defined below). The Company intends to use the remaining net proceeds for general corporate purposes, which may include capital expenditures, acquisitions, working capital, repayment or refinancing of debt and repurchases of common shares.
Indenture
In connection with the Offering, the Company entered into an indenture (the “Indenture”), dated June 28, 2019, by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).
The Notes bear interest at a rate of 2.00% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2020. The Notes will mature on July 15, 2024 unless earlier redeemed repurchased or converted, as described in the Indenture. The Notes are convertible into the Company’s Class C common shares, par value $0.01 per share (the “Class C Common Shares”), cash or a combination of Class C Common Shares and cash at the Company’s election.
Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding January 15, 2024, only under the following circumstances: (1) during any calendar quarter commencing after September 30, 2019 (and only during such calendar quarter), if the last reported sale price of the Class C Common Shares, for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on and including the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price of the Notes on each applicable trading day; (2) during the five consecutive business day period immediately after any five consecutive trading day period, or measurement period, in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of the Class C Common Shares and the conversion rate on each such trading day; (3) if the Company gives notice of redemption, as described below; or (4) upon the occurrence of specified corporate transactions. On and after January 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, Class C Common Shares or a combination thereof at its election.
The initial conversion rate for the Notes is 44.9767 Class C Common Shares per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $22.2337 per Class C Common Share. Such conversion rate will be subject to adjustment upon the occurrence of certain events but will not be adjusted for any accrued and unpaid interest. Following certain corporate transactions that occur prior to the maturity date or the delivery of a notice of redemption, the Company will increase the applicable conversion rate for a holder who elects to convert in connection with such corporate transactions or notice of redemption in certain circumstances by a number of additional Class C Common Shares as described in the Indenture.
Other than a redemption for a change in certain tax laws, the Company will not have the right to redeem the Notes prior to July 19, 2022. On or after July 19, 2022 but prior to the 85th scheduled trading day immediately preceding July 15, 2024, the Company may redeem all or any portion of the Notes for cash if the last reported sale price of the Class C Common Shares has been at least 130% of the conversion price then in effect on (i) each of at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on and including the trading day immediately preceding the date on which the Company provides the notice of redemption, and (ii) the trading day immediately preceding the date the Company sends such notice. The redemption price will equal 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.
If the Company undergoes a “Fundamental Change,” as defined in the Indenture, holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to but excluding the “Fundamental Change Repurchase Date,” as defined in the Indenture.
The Notes are the general unsecured senior obligations of the Company, are equal in right of payment with the Company’s other unsecured senior indebtedness and are senior in right of payment to the Company’s indebtedness that is expressly subordinated to the Notes, if any. The Notes are structurally subordinated to all liabilities of the Company’s subsidiaries. In addition, the Notes are effectively subordinated to the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness.
Each of the following is an event of default with respect to the Notes:

(1)	default in any payment of interest on any Note when due and payable, and the default continues for a period of more than 30 days;

(2)
default in the payment of principal of or premium, if any, on any Note (including the fundamental change repurchase price or redemption price, if applicable) when due and payable on the maturity date, upon required repurchase, upon redemption, upon declaration of acceleration or otherwise;

(3)
failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and that failure continues for five business days;

(4)	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, amalgamation, merger and sale of assets;

(5)	failure by the Company to issue certain notices required under the Indenture;

(6)
failure by the Company for 90 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes or the Indenture;

(7)
default by the Company or any of its subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Securities Act) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000,000 (or its foreign currency equivalent at the time) in the aggregate of the Company and/or any of its significant subsidiaries whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared immediately due and payable after the expiration of any applicable grace period with respect thereto or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(8)
a final judgment for the payment of $100,000,000 (or its foreign currency equivalent at the time) or more (excluding any amounts covered by insurance or bond) rendered against the Company or any of its significant subsidiaries by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(9)	certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries.
If an event of default other than an event of default arising under clause (9) above with respect to the Company occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of then outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, subject to its rights under the Indenture, declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on, all then outstanding Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In addition, upon an event of default arising under clause (9) above with respect to the Company, 100% of the principal of, premium, if any, and accrued and unpaid interest on the Notes will automatically become due and payable.

Capped Call Transactions
In connection with the Offering, on June 25, 2019 and June 26, 2019, the Company entered into capped call transactions (the “Capped Call Transactions”) with the Initial Purchasers or their affiliates (the “Option Counterparties”).
The Capped Call Transactions are expected generally to reduce or offset the potential dilution upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per Class C Common Share, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, with such reduction or offset being subject to a cap. The Capped Call Transactions have an initial strike price of $22.2337 per Class C Common Share and an initial cap price of $31.7625 per Class C Common Share, subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. The Capped Call transactions cover, subject to customary adjustments, approximately 18.1 million Class C Common Shares.
The Company will not be required to make any cash payments to the Option Counterparties or their respective affiliates upon the exercise or deemed exercise of the options that comprise the Capped Call Transactions, but the Company will be entitled to receive from them a number of Class C Common Shares, an amount of cash or a combination thereof generally based on the amount by which the market price per Class C Common Share, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions during the relevant valuation period under the Capped Call Transactions. However, if the market price per Class C Common Share, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions during such valuation period, the number of Class C Common Shares and/or the amount of cash the Company expects to receive upon exercise or deemed exercise of the Capped Call Transactions will be capped based on the amount by which the cap price exceeds the strike price of the Capped Call Transactions. The Capped Call Transactions are separate transactions entered into with the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 is incorporated by reference in this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities
The information set forth under Item 1.01 is incorporated by reference in this Item 3.02.

Item 7.01    Regulation FD Disclosure
On June 28, 2019, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Item

99.1	Liberty Latin America Ltd. press release dated June 28, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ Brian Zook
Brian Zook
Chief Accounting Officer

Date: June 28, 2019